UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

HIGHWATER ETHANOL, LLC

(Exact name of registrant as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Highwater Ethanol, LLC (the “Company”) held its 2011 annual members meeting on March 4, 2011, for the purpose of: (1) amending section 1.9 of the Company’s Amended and Restated Member Control Agreement to remove the requirement of member approval for modifications to agreements made by the Company with members or affiliates of members and to remove the 60 day termination clause currently required in such contracts; (2) amending section 5.3 of the Company’s Amended and Restated Member Control Agreement to clarify that there is plurality voting in the election of governors; to align the governor nomination notice requirements for members with the member proposal requirements under the Securities and Exchange Commission rules and regulations; and to reduce and establish uniformity in the voting requirements necessary to approve an amendment to section 5.3 of the Company’s Amended and Restated Member Control Agreement; (3) amending section 6.14 of the Company’s Amended and Restated Member Control Agreement to reduce the number of Membership Units necessary to establish a quorum in order for the members to transact business; and (4) electing three governors to our board of governors.  Votes were solicited in person and by proxy.

Proposal One:  Approval of Amendment to Section 1.9 of the Member Control Agreement

We conducted a vote where our members could either approve or not approve an amendment to section 1.9 of our Amended and Restated Member Control Agreement removing the requirement of member approval for modifications to agreements made by the Company with members or their affiliates and removal of the 60 day termination clause currently required in such contracts.  In order to amend section 1.9 of our Amended and Restated Member Control Agreement, a majority of the membership units represented at the 2011 members meeting (whether in person or by proxy) must affirmatively vote to approve the proposed amendment.  Our members voted to approve the proposed amendment to section 1.9 of the Amended and Restated Member Control Agreement.  The voting results for proposal one were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
2,642	224	99

Proposal Two:  Approval of Amendment to Section 5.3 of the Member Control Agreement

We conducted a vote where our members could either approve or not approve an amendment to section 5.3 of our Amended and Restated Member Control Agreement clarifying that there is plurality voting in the election of governors; aligning the governor nomination notice requirements for members with the member proposal requirements under the Securities and Exchange Commission rules and regulations; and reducing and establishing uniformity in the voting requirements necessary to approve an amendment to section 5.3 of our Amended and Restated Member Control Agreement.  In order to amend section 5.3 of the our Amended and Restated Member Control Agreement a majority of the total outstanding membership units (2,477 units) must approve the proposed amendment.  Our members voted to not approve the proposed amendment to section 5.3 of the Amended and Restated Member Control Agreement.  The voting results for proposal two were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
2,258	609	98

Proposal Three:  Approval of Amendment to Section 6.14 of the Member Control Agreement

We conducted a vote where our members could either approve or not approve an amendment to section 6.14 of our Amended and Restated Member Control Agreement reducing the number of Membership Units necessary to establish a quorum in order for the members to transact business.  In order to amend section 6.14 of our Amended and Restated Member Control Agreement, a majority of the membership units represented at the 2011 members meeting (whether in person or by proxy) must affirmatively vote to approve the proposed amendment. Our members voted to approve the proposed amendment to section 6.14 of the Amended and Restated Member Control Agreement.  The voting results for proposal three were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
2,177	682	106

Proposal Four:  Governor Election

We had three nominees for the three governor positions.  The incumbents, David Moldan, Timothy VanDerWal and Rex Roehl, were reelected for additional three year terms until our 2014 annual meeting.  The voting results for the governor election were as follows:

Nominee	Votes For	Votes Withheld/Abstain
David Moldan	2,909	43
Timothy VanDerWal	2,915	43
Rex Roehl	2,840	43

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

March 8, 2011	/s/ Brian Kletscher
Date	Brian Kletscher, Chief Executive Officer